Exhibit 10.4

RETIREMENT AND SEPARATION AGREEMENT

1.	PARTIES: The parties to this Retirement and Separation Agreement (“Agreement”) are Gary W. Ervin (“Mr. Ervin”) and NORTHROP GRUMMAN SYSTEMS CORPORATION (“Northrop Grumman” or “the Company”).

2.	RECITALS: The parties to this Agreement mutually agree that the following facts underlie this Agreement:

2.1
Mr. Ervin is currently an elected officer of Northrop Grumman, a member of the Company’s Corporate Policy Council (“CPC”), and Corporate Vice President and President, Northrop Grumman Aerospace Systems. He currently reports directly to the Chairman, President and Chief Executive Officer of the Company (“CEO”).

2.2	Northrop Grumman is a Delaware corporation headquartered in the State of Virginia.

2.3
As a member of the CPC, Mr. Ervin is involved in managing the global operations of Northrop Grumman. He is involved in the most sensitive and proprietary matters affecting the Company, including from a technical, strategic and financial perspective. Mr. Ervin has been widely exposed to confidential, sensitive and proprietary information concerning Northrop Grumman’s global operations, at the headquarters and each of the operating sectors, including in the areas of manned and unmanned aircraft, space, C4ISR, cyber, sensors, electronics, through-life support and technical services.

2.4
Mr. Ervin’s job responsibilities have required him to spend substantial time in Virginia; among other things, attending CPC and other leadership meetings, and managing operations and employees in Virginia.

2.5
Mr. Ervin has decided to retire from Northrop Grumman as of February 28, 2013. In connection with his retirement and separation from the Company, transition services he will provide, and execution of this Agreement, Mr. Ervin has been offered additional compensation and benefits as described in Section 3 of this Agreement. The compensation and benefits are provided pursuant to this Agreement and are subject to the terms and conditions of, and full compliance with, this Agreement (including Exhibit A).

2.6	Mr. Ervin has decided to accept the Company’s offer of the compensation and benefits described in Section 3 and to enter into this Agreement, including Exhibit A.

3.	COMPENSATION AND BENEFITS: The Company agrees to provide Mr. Ervin the compensation and benefits specified in this Section 3, pursuant to the terms and conditions of this Agreement:

3.1
Transition Project and Special Incentive Bonus. During the transition period, Mr. Ervin will assist the CEO in such duties as the CEO assigns, including ensuring an effective transition to new sector leadership. In recognition of these duties, the terms of this Agreement, and Mr. Ervin’s significant contributions, the Company will pay Mr. Ervin a Transition Project and Special Incentive Bonus (“Bonus”) equal to the sum of two million five hundred thousand dollars ($2,500,000) less applicable taxes and withholdings. This Bonus will be eligible compensation for purposes of the Company’s qualified and nonqualified pension plans in which Mr. Ervin currently participates, pursuant to the terms of such plans. This amount will be paid to Mr. Ervin in a lump sum within ten (10) days of the Separation Date. This Bonus is in lieu of: (i) any bonus otherwise payable for any

Exhibit 10.4

service performed during 2013 pursuant to any bonus or incentive plan, arrangement or agreement of the Company or an affiliate, and (ii) any grant that would otherwise be issued in 2013 pursuant to the Company’s long term incentive plan or other equity arrangement.

3.2
Medical and Dental Coverage Continuation. Mr. Ervin may elect to continue his medical and dental coverage in effect as of the Separation Date for eighteen months, provided he pays his portion of the cost of such coverage with after-tax dollars. The Company will continue to pay its portion of the cost of Mr. Ervin’s medical and dental benefits for the eighteen month continuation period. If rates for active employees increase during this continuation period, Mr. Ervin’s contribution will increase proportionately. Also, if medical and dental benefits are modified or terminated for active employees during this continuation period, Mr. Ervin’s benefits shall be subject to this modification or termination. Mr. Ervin’s medical and dental benefits shall be reduced to the extent Mr. Ervin is eligible for benefits or payments for the same occurrence under another employer-sponsored plan to which Mr. Ervin is entitled because of his employment after the Separation Date. Mr. Ervin shall notify the Company’s Chief Human Resources Officer immediately upon becoming eligible for any such coverage. This continuation coverage shall run concurrently with coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) (or similar state law coverage) and shall be in lieu of such coverage.

3.3
Financial Planning. Pursuant to the terms of the Executive Perquisite Program for officers (the “Program”), Mr. Ervin will be reimbursed for any eligible financial planning fees incurred during 2013, subject to a maximum reimbursement of $15,000. Except as provided in this Section 3.3, all perquisites shall cease as of the Separation Date.

3.4	Equity Consideration. Mr. Ervin’s outstanding equity awards will be treated as provided in this Section 3.4.
3.4.1    With respect to Mr. Ervin’s Restricted Performance Stock Rights (RPSRs) granted by Northrop Grumman Corporation (“NGC”) in 2011 and 2012, Mr. Ervin’s RPSRs will vest and be paid in the same manner as if he remained employed by the Company for the entire Performance Period, notwithstanding his Separation Date. Consequently, in addition to the prorated RPSRs that will vest at his Separation Date in accordance with the original terms and conditions applicable to these grants, the terms and conditions are hereby modified so that the remaining RPSRs will also vest on the same terms as if he had remained employed through the remainder of the respective Performance Period.
3.4.2    Except as expressly provided above in this Section 3.4, Mr. Ervin’s outstanding equity awards will be treated in accordance with the terms of the applicable grant certificates or award agreements, and Mr. Ervin will not be entitled to receive any other vesting of his outstanding equity awards. Any outstanding unvested equity awards on the Separation Date, including without limitation unvested 2011 RSRs and unvested 2012 RSRs, will not vest and are forfeited.
3.4.3    In recognition of Mr. Ervin’s forfeiture of the 2011 and 2012 unvested RSRs and subject to the terms and conditions of this Agreement, the Company will pay Mr. Ervin a cash payment equal to the sum of two million seven hundred thousand dollars ($2,700,000), less applicable taxes and withholding, within ten (10) days of February 15, 2015. This payment is calculated based on the value of the forfeited 2011 and 2012 RSR awards, at a current stock price of $63.79, payable on or about when those RSRs would have otherwise vested on February 15, 2015. This payment is not pension eligible compensation under any

Exhibit 10.4

Company retirement, pension or benefit plan.

3.5
Provision of the compensation and benefits described in this Section 3 is contingent upon: (i) Mr. Ervin’s execution of this Agreement (without revocation), (ii) his execution of the attached Exhibit A (General Release Agreement) on his Separation Date, as defined in Section 4 (without revocation), and (iii) full compliance with the terms and conditions of this Agreement including Section 14. The terms and conditions of the General Release Agreement are incorporated into this Agreement as if fully set forth herein.

4.	SEPARATION FROM EMPLOYMENT: Mr. Ervin’s retirement and separation from employment will be effective February 28, 2013. This shall be his Separation Date.

5.
COMPLETE RELEASE: Mr. Ervin RELEASES the Company from liability for any claims, demands or causes of action, known or unknown, against the Company and the Released Parties, on account of or arising out of anything that has happened, developed, or occurred on or before the date Mr. Ervin signs this Agreement (except as described in Section 5.5). This Release applies not only to the “Company” itself, but also to all Northrop Grumman parents, subsidiaries, affiliates, related companies, predecessors, successors, its or their employee benefit plans, trustees, fiduciaries and administrators, and any and all of its and their respective past or present officers, directors, agents and employees (“Released Parties”). For purposes of this Release, the term “Mr. Ervin” includes not only Mr. Ervin himself, but also his heirs, spouses or former spouses, domestic partners or former domestic partners, executors and agents. Except as described in Section 5.5, this Release extinguishes all of Mr. Ervin’s claims, demands or causes of action, known or unknown, against the Company and the Released Parties, on account of or arising out of anything that has happened, developed, or occurred on or before the date Mr. Ervin signs this Agreement.

5.1
This Release includes, but is not limited to, claims relating to Mr. Ervin’s employment or termination of employment by the Company and any Released Party, any rights of continued employment, reinstatement or reemployment by the Company and any Released Party, claims relating to or arising under Company or Released Party dispute resolution procedures, claims for any costs or attorneys’ fees incurred by Mr. Ervin, and claims for severance benefits other than those listed herein. Mr. Ervin acknowledges and agrees that payment to him of the benefits set forth in this Agreement will fully satisfy any rights he may have for benefits under any severance plan of any of the Released Parties.

5.2
This Release includes, but is not limited to, claims arising under the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the False Claims Act, Executive Order No. 11246, the Civil Rights Act of 1991, and 42 U.S.C. § 1981. It also includes, but is not limited to, claims under Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, religion, sex or national origin, as well as retaliation and harassment; the Americans with Disabilities Act, which prohibits discrimination in employment based on disability, as well as retaliation and harassment; any laws prohibiting discrimination in employment based on veteran status; any state human rights statutes that may be applicable including the California Fair Employment and Housing Act, which prohibits discrimination in employment based on race, religious creed, color, national origin, ancestry, physical disability, mental disability, medical condition, marital status, sex, age, or sexual orientation; the Virginia Human Rights Act, which prohibits discrimination based on race, color, religion, national origin, sex, pregnancy, childbirth or related medical conditions, age, marital status, or disability; and the Fairfax County Human Rights Ordinance, which

Exhibit 10.4

prohibits discrimination based on race, color, sex, religion, national origin, marital status, age, familial status, or disability; and any other federal, state or local laws, ordinances, regulations and common law, to the fullest extent permitted by law.

5.3
This Release also includes, but is not limited to, any rights, claims, causes of action, demands, damages or costs arising under or in relation to the personnel policies or employee handbooks of the Company and any Released Party, or any oral or written representations or statements made by the Company and any Released Party, past and present, or any claim for wrongful discharge, breach of contract (including any employment agreement), breach of the implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, intentional or negligent misrepresentation, or defamation.

5.4	Mr. Ervin waives and gives up all rights he may have under Section 1542 of the California Civil code, which provides as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Notwithstanding the provisions of Section 1542, Mr. Ervin agrees that his Release includes claims which he did not know of or suspect to exist at the time he signed this Agreement, and that this Release extinguishes all known and unknown claims.

5.5
However, this Release does not include any rights Mr. Ervin may have: (1) to enforce this Agreement and his rights to receive the compensation and benefits described in Section 3 of this Agreement; (2) to any indemnification rights Mr. Ervin may have for expenses or losses incurred in the course and scope of his employment; (3) to test the knowing and voluntary nature of this Agreement under The Older Workers Benefit Protection Act; (4) to workers’ compensation benefits; (5) to earned, banked or accrued but unused vacation pay; (6) to rights under minimum wage and overtime laws; (7) to vested benefits under any qualified or non-qualified pension or savings plan; (8) to continued benefits in accordance with COBRA; (9) to government-provided unemployment insurance; (10) to file a claim or charge with any government administrative agency (although Mr. Ervin is releasing any rights he may have to recover damages or other relief in connection with the filing of such a claim or charge); (11) to claims that cannot lawfully be released; (12) to any rights Mr. Ervin may have for retiree medical coverage; (13) to any rights Mr. Ervin may have with respect to his existing equity grants under the Company’s Long Term Incentive Stock Plan; or (14) to claims that arise from acts or omissions that occur after the date Mr. Ervin signs this Agreement.

6.
RETURN OF COMPANY PROPERTY: Mr. Ervin agrees to return any and all property and equipment of the Company and any Released Party that he may have in his possession no later than the Separation Date, except to the extent this Agreement explicitly provides to the contrary.

7.
FULL DISCLOSURE: Mr. Ervin acknowledges that he is not aware of, or has fully disclosed to the Company, any matters for which he was responsible or which came to his attention as an employee, which might give rise to any claim or cause of action against, or investigation or audit of the Company and/or any Released Party. Mr. Ervin has reported to the Company all work-related injuries, if any, that he has suffered or sustained during his employment with the Company and any Released Party.

Exhibit 10.4

Mr. Ervin has properly reported all hours he worked.

8.
NO UNRESOLVED CLAIMS: This Agreement has been entered into with the understanding that there are no unresolved claims of any nature which Mr. Ervin has against the Company. Mr. Ervin acknowledges and agrees that except as specified in Section 3, all compensation, benefits, and other obligations due Mr. Ervin by the Company, whether by contract or by law, have been paid or otherwise satisfied in full.

9.
WITHHOLDING OF TAXES: The Company shall be entitled to withhold from any amounts payable or pursuant to this Agreement all taxes as legally shall be required (including, without limitation, United States federal taxes, and any other state, city or local taxes).

10.
ADVICE OF COUNSEL; PERIOD FOR REVIEW AND CONSIDERATION OF AGREEMENT: The Company encourages Mr. Ervin to seek and receive advice about this Agreement from an attorney of his choosing. Mr. Ervin has twenty-one (21) calendar days from his initial receipt of this Agreement to review and consider it. Mr. Ervin understands that he may use as much of this review period as he wishes before signing this Agreement. If Mr. Ervin has executed this Agreement before the end of such review period, he represents and agrees that he does so voluntarily and of his own free will.

11.
RIGHT TO REVOKE AGREEMENT: Mr. Ervin may revoke this Agreement within seven (7) calendar days of his signature date. To do so, Mr. Ervin must deliver a written revocation notice to Ms. Denise Peppard, Chief Human Resources Officer, at 2980 Fairview Park Drive, Falls Church, Virginia 22042. Mr. Ervin must deliver the notice to Ms. Peppard no later than 4:30 p.m. ET on the seventh calendar day after Mr. Ervin’s signature date. If Mr. Ervin revokes this Agreement, it shall not be effective or enforceable and Mr. Ervin will not receive the compensation and benefits described in Section 3 of this Agreement.

12.	DENIAL OF WRONGDOING: Neither party, by signing this Agreement, admits any wrongdoing or liability to the other. Both the Company and Mr. Ervin deny any such wrongdoing or liability.

13.
COOPERATION: Mr. Ervin agrees that, for at least thirty-six (36) months following the Separation Date, he will reasonably cooperate with Company and any Released Party regarding requests for assistance by serving as a witness or providing information about matters connected with Mr. Ervin’s prior employment with the Company or any Released Party; provided, however, that any such cooperation in excess of 40 hours per year shall be subject to mutually agreeable compensation. The Company or the Released Party requesting assistance shall reimburse Mr. Ervin for any travel costs he incurs in connection with his cooperation, in accordance with its travel cost reimbursement policy for active appointed officers.

14.	NON-SOLICITATION, NON-COMPETITION, NON-DISPARAGEMENT:

14.1
For a period of thirty-six (36) months following the Separation Date, Mr. Ervin shall not, directly or indirectly, through aid, assistance, or counsel, on his own behalf or on behalf of another person or entity, by any means issue or communicate any public statement that is critical or disparaging of any Released Party or its/their products or services; provided that the foregoing shall not apply to any truthful statements made in compliance with legal process or governmental inquiry.

14.2	For a period of thirty-six (36) months following the Separation Date, the Company shall

Exhibit 10.4

not by any means issue or communicate any public statement that is critical or disparaging of Mr. Ervin, provided that the foregoing shall not apply to truthful statements made in compliance with legal process, governmental inquiry, or as required by law, regulations or disclosure obligations.

14.3
During the term of his employment through his Separation Date, Mr. Ervin was exposed to and helped develop, evolve and guide various of Northrop Grumman’s most valuable, unique and material trade secrets and confidential proprietary information, both within the Aerospace Systems Sector and across Northrop Grumman. Mr. Ervin occupies one of the most senior executive positions in the Company and has far-reaching access to highly confidential, valuable and sensitive information, customer, vendor and employee relationships, intellectual property, strategic and tactical plans, and financial information and plans. Northrop Grumman has a legitimate business interest in restricting Mr. Ervin’s ability to compete in the specific manner set forth below.

14.4
Mr. Ervin agrees that for a period of thirty-six (36) months from his Separation Date, he will not engage in a Competitive Business (as defined in Section 14.5), including as director, member, partner, principal, proprietor, agent, consultant, officer, or employee.

14.5
For the purpose of Section 14, “Competitive Business” shall mean one that engages, directly and indirectly, in a business engaged in by the Company or any of its parents, subsidiaries or joint ventures, as of the Separation Date, including a business that provides products and/or services as a prime or sub contractor to government customers in the United States of America, United Kingdom, NATO, the European Union, Australia, South Korea, Japan, Singapore, India, the United Arab Emirates, Kuwait, Oman and/or the Kingdom of Saudi Arabia, in the areas of manned and unmanned aircraft, space, C4ISR, cyber, sensors, electronics, through-life support and technical services. Provided, however, that in no event will any of the following activities constitute a breach of the Section 14.4 covenant: (i) ownership for investment purposes of not more than five percent (5%) of the total outstanding equity securities (or other interests) of any entity; or (ii) serving as a principal, partner, director, employee, consultant or advisor to a Private Equity Firm, provided that such activities do not involve advising the Private Equity Firm in any way regarding the Company, its parents, subsidiaries or affiliates, or a Competitive Business.

14.6
For a period of thirty-six (36) months from his Separation Date, Mr. Ervin shall not solicit any customer, supplier, or teammate of Northrop Grumman with whom Mr. Ervin came into contact, either directly or indirectly, while employed by Northrop Grumman, for purposes of providing products or services in competition with Northrop Grumman.

14.7
For a period of thirty-six (36) months from his Separation Date, Mr. Ervin shall not, directly or indirectly, through aid, assistance, or counsel, on his own behalf or on behalf of another person or entity, solicit or offer to hire, any person who was within a period of six months prior to the Separation Date employed by any Released Party,

14.8	The company enters into this Agreement and provides the compensation and benefits set forth in Section 3 in significant part as consideration for the restrictive covenants set forth in Section 14.

14.9	Mr. Ervin may request an exception to the covenants in Section 14 by making a written request to the Company’s Chief Human Resources Officer, with such exceptions being

Exhibit 10.4

considered at the sole discretion of the Company and communicated in writing to Mr. Ervin.

14.10
Mr. Ervin agrees that the restrictions set forth in Section 14 are (i) reasonable and necessary in all respects, including duration, territory and scope of activity, in order to protect Northrop Grumman’s non-public trade secrets and proprietary information, (ii) that the parties have attempted to limit Mr. Ervin’s right to compete only to the extent necessary to protect Northrop Grumman’s legitimate business interests, and (iii) that he will be able to earn a livelihood without violating the restrictions in Section 14. It is the intent of the parties that the provisions of Section 14 shall be enforced to the fullest extent permissible under applicable law. However, if any portion of this covenant is deemed overbroad or unenforceable due to challenge by him, he will hereby forego all consideration provided in Section 3, and to the extent such consideration has already been paid, will return all consideration provided him under Section 3.

15.
SOLE AND ENTIRE AGREEMENT: This Agreement expresses the entire understanding between the Company and Mr. Ervin on the matters it covers. It supersedes all prior discussions, agreements, understandings and negotiations between the parties on these matters; except that any writing between the Company and Mr. Ervin relating to protection of Company trade secrets or intellectual property or certifications made by Mr. Ervin shall remain in effect.

16.	MODIFICATION: Once this Agreement takes effect, it may not be cancelled or changed, unless done so in a document signed by both Mr. Ervin and an authorized Company representative.

17.	GOVERNING LAW: This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to rules regarding conflicts of law.

18.	ARBITRATION, JURISDICTION, AND VENUE:

18.1
Except as otherwise provided in this Section 18, any cause of action or claim arising out of or related to this Agreement (including any claim that either party has violated this Agreement or regarding its enforceability) will be determined through final and binding arbitration, including in accordance with Northrop Grumman Corporate Procedure H103A.

18.2	The Company and Mr. Ervin agree that any arbitration hearing and related proceedings shall be convened and conducted in Falls Church, VA.

18.3
The Company and Mr. Ervin agree that the prevailing party in the arbitration shall be entitled to receive from the losing party reasonably incurred attorneys’ fees and costs, except in any challenge by Mr. Ervin to the validity of this Agreement under the Age Discrimination in Employment Act and/or Older Workers Benefit Protection Act.

18.4
If the Company or Mr. Ervin believes they require immediate relief to enforce or challenge this Agreement, before arbitration is commenced or concluded, either party may seek injunctive or other provisional equitable relief from state or federal court in the Commonwealth of Virginia.  Either party may also proceed in state or federal court in the Commonwealth of Virginia to compel arbitration or to enforce an arbitration award under this Agreement.  All court actions or proceedings arising under this Agreement shall be heard in state or federal court in the Commonwealth of Virginia.  The Company and Mr. Ervin hereby waive any right to object to such actions on grounds of venue, jurisdiction

Exhibit 10.4

or convenience.  The Company and Mr. Ervin stipulate that the state and federal courts located in Fairfax County, Virginia shall have in personam jurisdiction and venue for the purpose of litigating any such dispute, controversy, claim, or complaint arising out of or related to this Agreement.  Mr. Ervin hereby agrees that service of process sufficient for personal jurisdiction in any action or proceeding involving him may be made by registered or certified mail, return receipt requested, to the address on file with the Company, or by electronic service of process through the Internet when authorized by a court of competent jurisdiction.
19.    ADVICE OF COUNSEL; VOLUNTARY AGREEMENT:
MR. ERVIN ACKNOWLEDGES THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS, CONFER WITH COUNSEL, AND CONSIDER ALL OF THE PROVISIONS OF THIS AGREEMENT BEFORE SIGNING IT. HE FURTHER AGREES THAT HE HAS READ THIS AGREEMENT CAREFULLY, THAT HE UNDERSTANDS IT, AND THAT HE IS VOLUNTARILY ENTERING INTO IT. MR. ERVIN UNDERSTANDS AND ACKNOWLEDGES THAT THIS AGREEMENT CONTAINS HIS RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Date:     July 20, 2012        By: Gary W. Ervin

Date:     July 23, 2012        By: Denise M. Peppard
Northrop Grumman Systems Corporation

Title: Corp VP and CHRO

Exhibit 10.4

EXHIBIT A

GENERAL RELEASE AGREEMENT

This is an agreement (hereinafter “Release” or “Release Agreement”) between Gary W. Ervin (“Mr. Ervin”) and Northrop Grumman Systems Corporation (“Northrop Grumman” or “the Company”) regarding Mr. Ervin’s employment with the Company and his acceptance of certain benefits in exchange for valuable consideration; Mr. Ervin’s retirement and separation from the Company; and Mr. Ervin’s agreement to the terms contained in this Release Agreement and the previously executed Retirement and Separation Agreement, all the terms of which are incorporated by reference as if fully set forth herein. The purpose of this Release Agreement is to resolve fully and finally any and all matters concerning Mr. Ervin’s employment with the Company and his retirement and separation from the Company.

1.In exchange for this Release Agreement, the Company will provide Mr. Ervin with certain consideration as outlined in the Retirement and Separation Agreement dated ______ __, 2012 (“Retirement and Separation Agreement”).
2.This Release Agreement satisfies the requirement that Employee executes a General Release Agreement as set forth in Section 3.5 of the Retirement and Separation Agreement.
3.In exchange for the consideration exchanged between Mr. Ervin and the Company as set forth in the Retirement and Separation Agreement and this Release Agreement, Mr. Ervin RELEASES the Company from liability for any claims, demands or causes of action, known or unknown, against the Company and the Released Parties, on account of or arising out of anything that has happened, developed, or occurred on or before the date Mr. Ervin signs this Release Agreement (except as described in Section 3.5). This Release applies not only to the “Company” itself, but also to all Northrop Grumman parents, subsidiaries, affiliates, related companies, predecessors, successors, its or their employee benefit plans, trustees, fiduciaries and administrators, and any and all of its and their respective past or present officers, directors, agents and employees (“Released Parties”). For purposes of this Release, the term “Mr. Ervin” includes not only Mr. Ervin himself, but also his heirs, spouses or former spouses, domestic partners or former domestic partners, executors and agents. Except as described in Section 3.5, this Release extinguishes all of Mr. Ervin’s claims, demands or causes of action, known or unknown, against the Company and the Released Parties, on account of or arising out of anything that has happened, developed, or occurred on or before the date Mr. Ervin signs this Release Agreement.

3.1
This Release includes, but is not limited to, claims relating to Mr. Ervin’s employment or termination of employment by the Company and any Released Party, any rights of continued employment, reinstatement or reemployment by the Company and any Released Party, claims relating to or arising under Company or Released Party dispute resolution procedures, claims for any costs or attorneys’ fees incurred by Mr. Ervin, and claims for severance benefits other than those listed in the Retirement and Separation Agreement.

3.2
This Release includes, but is not limited to, claims arising under the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the False Claims Act, Executive Order No. 11246, the Civil Rights Act of 1991, and 42 U.S.C. § 1981. It also includes, but is not limited to, claims under Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, religion, sex or national origin, as well as retaliation and harassment; the Americans with Disabilities Act, which prohibits discrimination in employment based on

Exhibit 10.4

disability, as well as retaliation and harassment; any laws prohibiting discrimination in employment based on veteran status; any state human rights statutes that may be applicable including the California Fair Employment and Housing Act, which prohibits discrimination in employment based on race, religious creed, color, national origin, ancestry, physical disability, mental disability, medical condition, marital status, sex, age, or sexual orientation; the Virginia Human Rights Act, which prohibits discrimination based on race, color, religion, national origin, sex, pregnancy, childbirth or related medical conditions, age, marital status, or disability; and the Fairfax County Human Rights Ordinance, which prohibits discrimination based on race, color, sex, religion, national origin, marital status, age, familial status, or disability; and any other federal, state or local laws, ordinances, regulations and common law, to the fullest extent permitted by law.

3.3
This Release also includes, but is not limited to, any rights, claims, causes of action, demands, damages or costs arising under or in relation to the personnel policies or employee handbooks of the Company and any Released Party, or any oral or written representations or statements made by the Company and any Released Party, past and present, or any claim for wrongful discharge, breach of contract (including any employment agreement), breach of the implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, intentional or negligent misrepresentation, or defamation.

3.4	Mr. Ervin waives and gives up all rights he may have under Section 1542 of the California Civil code, which provides as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Notwithstanding the provisions of Section 1542, Mr. Ervin agrees that his Release includes claims which he did not know of or suspect to exist at the time he signed this Agreement, and that this Release extinguishes all known and unknown claims.

3.5
However, this Release does not include any rights Mr. Ervin may have: (1) to enforce this Release Agreement or the Retirement and Separation Agreement and his rights to receive the compensation and benefits described in this Release Agreement or the Retirement and Separation Agreement; (2) to any indemnification rights Mr. Ervin may have for expenses or losses incurred in the course and scope of his employment; (3) to test the knowing and voluntary nature of this Release Agreement under The Older Workers Benefit Protection Act; (4) to workers’ compensation benefits; (5) to earned, banked or accrued but unused vacation pay; (6) to rights under minimum wage and overtime laws; (7) to vested benefits under any qualified or non-qualified pension or savings plan; (8) to continued benefits in accordance with COBRA; (9) to government-provided unemployment insurance; (10) to file a claim or charge with any government administrative agency (although Mr. Ervin is releasing any rights he may have to recover damages or other relief in connection with the filing of such a claim or charge); (11) to claims that cannot lawfully be released; (12) to any rights Mr. Ervin may have for retiree medical coverage; (13) to any rights Mr. Ervin may have with respect to his existing equity grants under the Company’s Long Term Incentive Stock Plan; or (14) to claims that arise from acts or omissions that occur after the date Mr. Ervin signs this Release Agreement.

Exhibit 10.4

4.Mr. Ervin acknowledges that he is not aware of, or has fully disclosed to the Company, any matters for which he was responsible or which came to his attention as an employee, which might give rise to any claim or cause of action against, or investigation or audit of the Company and/or any Released Party. Mr. Ervin has reported to the Company all work-related injuries, if any, that he has suffered or sustained during his employment with the Company and any Released Party. Mr. Ervin has properly reported all hours he worked.
5.This Release Agreement has been entered into with the understanding that there are no unresolved claims of any nature which Mr. Ervin has against the Company. Mr. Ervin acknowledges and agrees that except as specified in Section 3 of the Retirement and Separation Agreement, all compensation, benefits, and other obligations due Mr. Ervin by the Company, whether by contract or by law, have been paid or otherwise satisfied in full.
6.The Company encourages Mr. Ervin to seek and receive advice about this Release Agreement from an attorney of his choosing, and Mr. Ervin has had the opportunity to do so. Mr. Ervin has twenty-one (21) calendar days to consider this Release Agreement, which he agrees is a reasonable period of time.
7.The Company encourages Mr. Ervin to seek and receive advice about this Release Agreement from an attorney of his choosing. Mr. Ervin has twenty-one (21) calendar days from his initial receipt of this Release Agreement to review and consider it. Mr. Ervin understands that he may use as much of this review period as he wishes before signing this Release Agreement. If Mr. Ervin has executed this Release Agreement before the end of such review period, he represents and agrees that he does so voluntarily and of his own free will.
8.Mr. Ervin may revoke this Release Agreement within seven (7) calendar days of his signature date. To do so, Mr. Ervin must deliver a written revocation notice to Ms. Denise Peppard, Chief Human Resources Officer, at 2980 Fairview Park Drive, Falls Church, Virginia 22042. Mr. Ervin must deliver the notice to Ms. Peppard no later than 4:30 p.m. ET on the seventh calendar day after Mr. Ervin’s signature date. If Mr. Ervin revokes this Release Agreement, it shall not be effective or enforceable and Mr. Ervin will not receive the compensation and benefits described in this Release Agreement or the Retirement and Separation Agreement.
MR. ERVIN ACKNOWLEDGES THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS, CONFER WITH COUNSEL, AND CONSIDER ALL OF THE PROVISIONS OF THIS AGREEMENT BEFORE SIGNING IT. HE FURTHER AGREES THAT HE HAS READ THIS AGREEMENT CAREFULLY, THAT HE UNDERSTANDS IT, AND THAT HE IS VOLUNTARILY ENTERING INTO IT. MR. ERVIN UNDERSTANDS AND ACKNOWLEDGES THAT THIS AGREEMENT CONTAINS HIS RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.
Date:             By:

Date:             By:
Northrop Grumman Systems Corporation

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